Exhibit 99.1

JUPITER ACQUISITION CORPORATION
BALANCE SHEET
AUGUST 17, 2021

	August 17, 2021	Pro Forma Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Cash	$2,254,111	$—	$2,254,111
Prepaid expenses and other current assets	26,999	—	26,999
Total current assets	2,281,110	—	2,281,110

Cash held in trust account	150,000,000	7,618,500	157,618,500
Total Assets	$152,281,110	$7,618,500	$159,899,610

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$9,656	$—	$9,656
Accrued offering costs	99,465	—	99,465
Total Current Liabilities	109,121	—	109,121

Deferred underwriting payable	5,250,000	266,648	5,516,648
Warrant liabilities	5,945,131	296,495	6,241,626
Total Liabilities	11,304,252	563,143	11,867,395

Commitments

Common stock subject to possible redemption, 13,597,685 and 14,303,221 shares at redemption value, respectively	135,976,850	7,055,360	143,032,210

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,982,315 and 2,053,866 shares issued and outstanding, respectively (excluding 13,597,685 and 14,303,221 shares subject to possible redemption, respectively)	198	8	206
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 and 3,940,462 shares issued and outstanding	431	(37)	394
Additional paid-in capital	5,537,687	16,011	5,553,698
Accumulated deficit	(538,308)	(15,985)	(554,293)
Total Stockholders’ Equity	5,000,008	(3)	5,000,005
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$152,281,110	$7,618,500	$159,899,610